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                                                                    Exhibit 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the 19th day of March, 2007, between UTi Services, Inc., a California corporation (the "Company"), and Roger I. MacFarlane ("Executive"). This Agreement amends and restates in all respects the Employment Agreement dated as of September 25, 2000 between the Company and Executive (the "Prior Agreement").

          In consideration of the promises and covenants set forth below, the parties hereto agree as follows:

          1. Employment.

               The Company hereby agrees to employ Executive, and Executive hereby agrees to accept such employment with the Company, on the terms and conditions set forth herein. As provided for herein, Executive agrees to also perform services for UTi Worldwide Inc. ("UTi Worldwide") and the related group of entities and companies (UTi Worldwide, the Company and such related group of entities and companies are collectively referred to herein as the "UTi Group") without receiving separate consideration for such services.

          2. Term.

               The initial term of employment of Executive as provided in this Agreement commenced on the date of the Prior Agreement and ends on January 31, 2010, unless sooner terminated as hereinafter provided.

          3. Position and Duties.

               Executive shall serve as Chief Executive Officer and a Director of UTi Worldwide, as well as a member of the Management Board of UTi, and in such other position or positions as may be reasonably requested by the Company or UTi Worldwide. Executive also agrees to serve as President of the Company. Executive shall perform his duties and obligations faithfully and diligently and shall devote all his business time, attention and efforts exclusively to the business of the Company, UTi Worldwide and the UTi Group. Executive shall industriously perform his duties under the supervision of and report to the Boards of Directors of the Company and UTi Worldwide and shall accept and comply with all lawful directions from, and all policies applicable to Executive which are established from time to time by, such Boards of Directors. Executive shall adhere to the policies and procedures generally applicable to employees of the Company and the UTi Group.

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          4. Place of Performance.

               In connection with Executive's employment by the Company and except for required travel on UTi Group business, Executive shall be based at the Company's executive offices, or such other location agreed to by Executive and the Company.

          5. Compensation and Related Matters.

               (a) Salary. During the term of Executive's employment hereunder, the Company shall pay to Executive a salary of $475,000 per annum, subject to increase (but not decrease) in the sole discretion of the Board of Directors of the Company; provided that Executive's salary shall be increased to $525,000 effective May 1, 2007. Such salary shall be paid in equal semi-monthly installments (or such shorter intervals as the Company may elect) and shall accrue from day to day.

               (b) Performance Bonus; Equity Based Compensation. During the term of Executive's employment hereunder, Executive shall be eligible to participate in any bonus or equity based incentive plans or programs made available to Executive in accordance with the terms of such plans or programs and as determined by the UTi Group.

               (c) Vacations. During the term of Executive's employment hereunder, Executive shall be entitled to no less than four (4) weeks of vacation in each fiscal year as established by Company policy, and to compensation with respect to earned but unused vacation days determined in accordance with the Company's vacation policy.

               (d) Expenses. During the term of Executive's employment hereunder, Executive shall be entitled to receive reimbursement for reasonable out-of-pocket travel and other expenses (excluding ordinary commuting expenses) incurred by Executive in performing Executive's services hereunder, provided that:

                    (i) Such expenditure qualifies as a proper business expenditure; and

                    (ii) Executive furnishes adequate documentary evidence for the substantiation of such expenditures and Executive complies with applicable policies with respect to expense reimbursement.

               (e) Medical Insurance and Other Benefits. During the term of Executive's employment hereunder, Executive will be entitled to participate in applicable medical, dental and disability insurance plans, life insurance plans, retirement plans and other employee welfare and benefit plans or programs made available to the Company's senior-level executives or its employees generally, in accordance with the terms of such plans and programs as may be in effect from time to time.


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          6. Termination.

               (a)  Termination for Cause.

                    (1) The Company or UTi Worldwide may at any time terminate Executive's employment hereunder for "Cause" pursuant to the provisions of this
Section 6(a). Executive shall be given notice by the Board of Directors of either the Company or UTi Worldwide of its intention to terminate Executive for Cause, and such Board shall give Executive an opportunity to address the Board regarding the grounds on which the proposed termination for Cause is based.

               For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:

                         (A) The breach by Executive of any material provision
of this Agreement (and if such breach is susceptible to cure by Executive, the failure to effect such cure by Executive within thirty (30) days after written notice of such breach is given to Executive); or

                         (B) Executive's willful failure to perform or the gross
negligence in the performance of Executive's material duties hereunder (and if such willful failure or gross negligence is susceptible to cure by Executive, the failure to effect such cure by Executive within thirty (30) days after written notice of such willful failure or gross negligence is given to Executive); or

                         (C) Executive's engagement in an act of dishonesty
involving or affecting the UTi Group or falsification of UTi Group records; or

                         (D) Executive's indictment or conviction for a crime of
theft, embezzlement, fraud, misappropriation of funds or other alleged act of dishonesty by Executive, or other crime involving moral turpitude; or

                         (E) Executive's engagement in any violation of law
relating to Executive's employment or violation by Executive of Executive's duty of loyalty to the UTi Group.

                    (2) If Executive is terminated for Cause pursuant to this
Section 6(a), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive (i) the portion of Executive's salary which has been earned up to the Date of Termination, (ii) compensation for any accrued and unused vacation up to the Date of Termination,
(iii) reimbursement for business expenses properly incurred up to the Date of Termination, and (iv) such benefits or payments to which Executive may be entitled under the terms and conditions of any benefit, equity, incentive or compensation plan, program, award applicable to Executive and Executive's termination or cessation of employment to the extent accrued for the


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benefit of, or owing to, Executive as of the Date of Termination (collectively, the "Minimum Payments").

               (b) Death.

                    (1) Executive's employment hereunder shall terminate automatically upon Executive's death.

                    (2) If Executive's employment is terminated because of Executive's death pursuant to this Section 6(b), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive (i) the Minimum Payments, and (ii) any life insurance proceeds Executive is otherwise entitled to under any applicable life insurance then in effect.

               (c) Disability.

                    (1) If Executive becomes disabled during Executive's employment hereunder, Executive's employment hereunder shall terminate on the date of the determination of the disability by the Board of Directors of the Company of such disability. As used herein, "disability" shall mean any condition that qualifies as a disability under the Company's long-term disability plan as in effect on the date of determination or which renders Executive incapable of performing substantially all of his managerial and executive services hereunder for one hundred twenty (120) days or more in the aggregate during any consecutive twelve (12) months, and which at any time after such one hundred twenty (120) days the Company's Board of Directors shall determine continues to render Executive incapable of performing his managerial and executive services hereunder.

                    (2) If Executive's employment is terminated because of Executive's disability pursuant to this Section 6(c), Executive shall be entitled to receive (i) the Minimum Payments, and (ii) any benefits to which Executive is entitled under any applicable long-term disability plan as in effect on the Date of Termination.

               (d) Termination Other Than for Cause, Death or Disability.

                    (1) The Company or UTi Worldwide shall, for any reason, be entitled to terminate Executive's employment hereunder at any time without Cause and other than on account of Executive's death or disability pursuant to this
Section 6(d).

                    (2) If Executive's employment is terminated pursuant to this
Section 6(d), Executive shall be entitled to receive (i) the Minimum Payments, and (ii) a severance equal to twelve (12) months of Executive's then current salary as set forth in Section 5(a). Such severance shall be payable in twelve
(12) equal monthly payments commencing thirty (30) days after the Date of Termination. Executive shall not be


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entitled to a bonus for the year during which such termination occurs. Executive shall be entitled to receive any bonus earned for the previous year, but which is unpaid as of the Date of Termination. Executive agrees that it is a condition precedent to the Company's obligations to pay the severance payments provided for in subclause (ii) of the first sentence of this Section 6(d)(2) that Executive execute a general release and waiver prepared by the Company releasing and forever discharging the Company and the UTi Group and each and all of their respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers and other representatives from any and all claims, charges, complaints, liabilities, controversies, rights, demands, costs and expenses. Executive agrees that Executive will not assign or transfer, or purport to assign or transfer, to any person any claim or a portion thereof or any interest therein that Executive might have against the UTi Group.

               (e) Resignation for Good Reason.

                    (1) Executive shall be entitled to terminate Executive's employment hereunder at any time for Good Reason (as defined below) pursuant to the provisions of this Section 6(e). For purposes of this Agreement, Executive shall have "Good Reason" to terminate Executive's employment hereunder if (i) without Executive's consent, the Company or UTi Worldwide substantially reduces Executive's duties and responsibilities such that it results in a material adverse reduction in Executive's position, authority or responsibilities, and the Company and UTi Worldwide fail to cure such reduction in duties and responsibilities within thirty (30) days after written notice specifying the particular acts objected to by Executive, or (ii) the Company breaches any of the material terms of this Agreement, and the Company fails to cure such breach within thirty (30) days after written notice of the breach is given to the Company by Executive.

                    (2) If this Agreement is terminated by Executive for Good Reason pursuant to this Section 6(e), Executive shall be entitled to receive (i) the Minimum Payments, and (ii) a severance equal to twelve (12) months of Executive's then current salary as set forth in Section 5(a). Such severance shall be payable in a lump sum within thirty (30) days after the Date of Termination. Executive shall not be entitled to a bonus for the year during which such termination occurs. Executive shall be entitled to receive any bonus earned for the previous year, but which is unpaid as of the Date of Termination. Executive agrees that it is a condition precedent to the Company's obligations to pay the severance payments provided for in subclause (ii) of the first sentence of this Section 6(e)(2) that Executive execute a general release and waiver prepared by the Company releasing and forever discharging the Company and the UTi Group and each and all of their respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers and other representatives from any and all claims, charges, complaints, liabilities, controversies, rights, demands, costs and expenses. Executive agrees that Executive will not assign or transfer, or purport to assign


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or transfer, to any person any claim or a portion thereof or any interest therein that Executive might have against the UTi Group.

               (f) Termination of Employment Following a Change of Control.

                    (1) Executive shall be entitled to terminate Executive's employment hereunder pursuant to the provisions of this Section 6(f) if (i) within one year following a "Change of Control of UTi Worldwide" (as defined below), (a) Executive terminates his employment for Good Reason (as defined above), or (b) the Company terminates Executive's employment other than for Cause, death or disability, or (ii) after the one (1) year anniversary of a Change of Control of UTi Worldwide, Executive is still employed hereunder and Executive gives written notice to the Company of Executive's voluntary resignation within the thirty (30) day period commencing on the one (1) year anniversary of the Change of Control of UTi Worldwide.

                    (2) For purposes of this Agreement, a "Change of Control of UTi Worldwide" shall be deemed to have occurred if:

                         (A) A sale, transfer, or other disposition of all or
substantially all of the assets and properties of UTi Worldwide is closed or consummated;

                         (B) Any "person," "entity" or "group" (within the
meaning of Section 13(d)(3) and 14(d)(2)) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than UTi Worldwide or any majority owned subsidiary of UTi Worldwide, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of UTi Worldwide representing fifty percent (50%) or more of the combined voting power of UTi Worldwide's then outstanding securities that have the right to vote in the election of directors generally; provided, however, that the following shall not constitute a "Change of Control of UTi Worldwide" for purposes of this subclause (B):

                              i. any acquisition directly from UTi Worldwide
(excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities); or

                              ii. any acquisition by an employee benefit plan
(or related trust) sponsored or maintained by UTi Worldwide or any entity controlled by UTi Worldwide;

                         (C) During any period of two (2) consecutive years
during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of UTi Worldwide cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least


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two-thirds of the directors then in office who were directors at the beginning of the period; or

                         (D) UTi Worldwide is dissolved or liquidated or a
merger, reorganization, or consolidation involving UTi Worldwide is closed or consummated, other than a merger, reorganization, or consolidation in which holders of the combined voting power of UTi Worldwide's then outstanding securities that have the right to vote in the election of directors generally immediately prior to such transaction own, either directly or indirectly, fifty percent (50%) or more of the combined voting power of the securities entitled to vote in the election of directors generally of the merged, reorganized or consolidated entity (or its parent company) immediately following such transaction.

                    (3) If Executive's employment is terminated under the provisions contained in this Section 6(f), Executive shall be entitled to receive (i) the Minimum Payments and (ii) severance equal to twenty-four (24) months of Executive's then current salary as set forth in Section 5(a). Such severance shall be payable in a lump sum within thirty (30) days after Executive's cessation of employment. Executive agrees that it is a condition precedent to the Company's obligations to pay the severance payments provided for in subclause (ii) of the first sentence of this Section 6(f)(3) that Executive execute a general release and waiver prepared by the Company releasing and forever discharging the Company and the UTi Group and each and all of their respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers and other representatives from any and all claims, charges, complaints, liabilities, controversies, rights, demands, costs and expenses. Executive agrees that Executive will not assign or transfer, or purport to assign or transfer, to any person any claim or a portion thereof or any interest therein that Executive might have against the UTi Group.

               (g) Resignation without Good Reason.

                    (1) Executive shall be entitled to terminate Executive's employment hereunder without Good Reason at any time on thirty (30) days prior written notice delivered by Executive to the Company.

                    (2) Executive's employment is terminated by Executive pursuant to this Section 6(g), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive the Minimum Payments.

               (h) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination pursuant to Section 6(c) above) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the termination provision in this Agreement relied upon, and (ii) if the


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termination date is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than thirty (30) days after the giving of such notice).

               (i) Date of Termination. "Date of Termination" shall mean the date of death, the date of the determination of a disability, the date of receipt of the Notice of Termination or the termination date specified therein, as the case may be.

               (j) 409A Compliance. Notwithstanding anything in this Section 6 to the contrary, if the Company determines in good faith that any payment or benefit payable to the Executive under this Section 6 on account of Executive's termination of employment with the Company, constitutes a "deferral of compensation" under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") (as set forth in IRS Notice 2005-1, Q&A-4 or successor Temporary or Final Treasury Regulations) and the Executive is a "specified employee" within the meaning of Code Section 409A(a)(2)(B)(i), the Company shall delay commencement of any such payment or benefit until six months after the Executive's last day of employment with the Company (the "409A Suspension Period"). Within fourteen calendar days after the end of the 409A Suspension Period, the Company shall pay to the Executive a lump sum payment in cash equal to any payments (including interest on any such payments, at an interest of not less than the prime interest rate, as published in the Wall Street Journal, over the period such payment is restricted from being paid to the Executive) and benefits that the Company would otherwise have been required to provide under this Section 6 but for the imposition of the 409A Suspension Period. Thereafter, the Executive shall receive any remaining payments and benefits due under this
Section 6 in accordance with the terms of this Section (as if there had not been any suspension period beforehand).

          7. Exclusivity of Payments.

               Upon termination of Executive's employment hereunder, Executive shall not be entitled to any severance payments or severance benefits from the Company, UTi Worldwide or the UTi Group, other than the payments and benefits provided in Section 6, except for any benefits which may be due to Executive in the normal course under any employee benefit plan or program of the Company or UTi Worldwide which provides for benefits after termination of employment in accordance with the terms of such plan or program. Executive's right to receive payments or benefits under this Agreement upon termination of employment will cease if Executive breaches any provision of Sections 8 or 9 below.

          8. Proprietary Information.

               (a) Definition. Executive hereby acknowledges that Executive possesses and may make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the UTi Group and their businesses and affiliates (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include, without


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limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, inventions, processes, formulae, programs, technical data, "know-how," procedures, manuals, confidential reports and communications, marketing methods, product sales or cost information, new product ideas or improvements, customer tailored solutions and other consulting products and processes, new packaging ideas or improvements, research and development programs, identities or lists of suppliers, vendors or customers, financial information and financial projections or any other confidential or proprietary information relating to the UTi Group and/or its business. The term "Proprietary Information" shall also include, without limitation, any confidential or non-public information of suppliers or customers of the UTi Group obtained by Executive in the course of Executive's employment or association with the Company or the UTi Group. The term "Proprietary Information" does not include any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of its disclosure by Executive),
(ii) becomes available to Executive on a lawful, non-confidential basis from a person other than the UTi Group or its suppliers or customers or its or their representatives, provided that the source of such information was not known by Executive to be subject to an obligation of confidentiality to the UTi Group or otherwise disclosed such information to Executive with the reasonable expectation that it would remain confidential.

               (b) Nondisclosure. During the term of this Agreement and thereafter, Executive will not, without the prior express written consent of the Board of Directors of UTi Worldwide, disclose or make any use of any Proprietary Information except as may be required in the course of the performance of Executive's services under this Agreement.

               (c) Agreement Not to Solicit Employees and Customers. To protect the Proprietary Information and trade secrets of the UTi Group, Executive agrees, during the term of this Agreement and for a period of two (2) years after termination of this Agreement, not to, directly or indirectly, either on Executive's own behalf or on behalf of any other person or entity, attempt to persuade, induce or solicit or employ any person who is an employee of the UTi Group or otherwise encourage such employee to cease or terminate his or her employment with UTi Group or use or otherwise disclose any Proprietary Information in any attempt to persuade any customer of the UTi Group to cease to do business or to reduce the amount of business which any customer of the UTi Group has customarily done or contemplates doing with the UTi Group.

               (d) Reasonableness. Executive agrees that the covenants and agreements contained in this Section 8 are reasonable and necessary to protect the Proprietary Information of the UTi Group and that the covenants and agreements by Executive contained in this Section 8 shall be in addition to any other agreements and covenants Executive may have agreed to in any other employee proprietary information, confidentiality, non-disclosure or other similar agreement and that this Section 8 shall not


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be deemed to limit such other covenants and agreements, all of which shall continue to survive the termination of this Agreement in accordance with their respective terms. A breach of the terms and covenants of such other covenants and agreements shall be deemed to be a breach of the provisions of this Section 8 and this Agreement.

          9. Protection of Property.

               All records, files, manuals, documents, specifications, lists of customers, forms, materials, supplies, computer programs and other materials furnished to the Executive by the UTi Group, used on its behalf or generated or obtained during the course of the performance of the Executive's services hereunder, shall at all times remain the property of the Company. Upon termination of Executive's employment with the UTi Group, Executive shall immediately deliver to the UTi Group, or its authorized representative, all such property, including all copies, remaining in Executive's possession or control.

          10. Specific Performance.

               In the event of the breach by Executive of any of the provisions of Sections 8 or 9, the Company and the UTi Group, in addition to all other rights and remedies they may have, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief to the extent authorized by law in order to enforce or prevent any violations of the provisions thereof.

          11. Arbitration.

               The parties hereto acknowledge that it is in their best interests to facilitate the informal resolution of any disputes arising out of this Agreement or otherwise by mutual cooperation and without resorting to litigation. As a result, if either party has a legally recognized claim or dispute arising hereunder or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), any dispute regarding Executive's termination of employment, tort claims, claims for harassment or discrimination (including, but not limited to, race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violation of public policy or, any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving workers' compensation benefits), and the parties are unable to reach agreement among themselves within thirty (30) days, then the parties agree to submit the dispute to JAMS for binding arbitration in accordance with its then-current employment rules and applicable law. If the parties are unable to agree to an arbitrator, JAMS will provide the names of seven potential arbitrators, giving each party the opportunity to strike three names. The remaining arbitrator will serve as the arbitration panel. The parties agree that the arbitration must be initiated within the time period of the statute of limitations applicable to the claim(s) if the claim(s) had been filed in Court. Arbitration may be initiated by the aggrieved party


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by sending written notice of an intent to arbitrate by registered certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedies sought. All fees and expenses of the arbitrator will be borne by the Company. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs, unless the party prevails on a claim for which attorneys' fees are recoverable by statute, in which case the arbitrator may award attorneys' fees and costs to the prevailing party.

          12. Representation by Counsel.

               Executive acknowledges that Executive has been given the opportunity to consult legal counsel and seek such advice and consultation as Executive deems appropriate or necessary.

          13. Successors.

               This Agreement is personal to the Executive and is not assignable by the Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          14. Notice.

               For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by overnight, commercial air courier service, on the second business day after being delivered to the air courier service, or if mailed, on the fifth day after being sent by first class, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to Executive:   At Executive's address as indicated on the
                                  books and records of the Company.

               If to Company:     At the Company's executive headquarters (with
                                  a copy to UTi Worldwide Inc. at its executive headquarters).

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt thereof.

          15. Section 280G. To the extent that Section 280G and any related provisions of the Internal Revenue Code of 1986, as amended, are applicable, Executive's payments and benefits under this Agreement and all other arrangements or programs shall not, in the aggregate, exceed the maximum amount that may be paid to Executive without triggering golden parachute penalties under Section 280G and related


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provisions of the Internal Revenue Code of 1986, as amended, as determined in good faith by the Company's independent auditors. If Executive's benefits must be cut back to avoid triggering such penalties, Executive's benefits will be cut back in the priority order Executive designates or, if Executive fails to promptly designate an order, in the priority order designated by the Company. Executive and the Company agree to reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties on payments or benefits Executive receives.

          16. Resignation from Positions.

               Upon Executive's cessation of employment with the Company or UTi Worldwide for any reason, Executive agrees that Executive shall be deemed to have resigned as an officer and as a director from every entity and company of the UTi Group on which Executive is then serving as an officer or director, and any other entity on which Executive is then serving as a director or officer at the request of the Company or UTi Worldwide, in each case effective as of the date of cessation of Executive's employment. Executive hereby grants the corporate secretary of UTi Worldwide an irrevocable power of attorney to execute on behalf of Executive such resignations as necessary to carry out the intention of this paragraph.

          17. Entire Agreement.

               This Agreement, together with the documents referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company, including, without limitation, the Prior Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

          18. Amendment; Waiver; Governing Law.

               No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and by such officer of the Company as may be specifically designated by the Company's Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of California or if Executive is not employed in California, the jurisdiction where Executive is employed by the Company.


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          19. Validity.

               The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          20. Counterparts.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

          21. Survivability.

               The provisions in Sections 8, 9, 10, 11 and 15 of this Agreement shall survive any termination of this Agreement.

          22. Withholding of Taxes; Tax Reporting.

               The Company may withhold from any amounts payable under this Agreement all such taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

                            [Signature Page Follows]


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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

"Company"                               UTi Services Inc.,
                                        a California corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


"Executive"
                                        ----------------------------------------
                                        Roger I. MacFarlane

                                    GUARANTEE

               In order to induce Executive to enter into the foregoing Amended and Restated Employment Agreement, UTi Worldwide Inc. hereby unconditionally and irrevocably guarantees to Executive and Executive's estate and legal representatives that it will cause the Company named in the Amended and Restated Employment Agreement to perform each and all of its obligations under the Amended and Restated Employment Agreement in strict accordance with the terms thereof. This guarantee of performance is a principal obligation of the undersigned and shall continue in full force and effect notwithstanding any amendments or modifications to the Amended and Restated Employment Agreement.

                                        UTi Worldwide Inc.,
                                        a BVI Company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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